Exhibit 10.1

OPTION AGREEMENT

by and among

ODYSSEY HEALTH INC.,

AND

PREVACUS, INC.

This AGREEMENT FOR AN OPTION TO PURCHASE INTELLECTUAL PROPERTY, dated as of November 22, 2022 (this “Agreement”), by and among Prevacus Inc. a Delaware Corporation (“Prevacus”), and, Odyssey Health Inc., a Nevada corporation (“Odyssey”), whose address is 2300 West Sahara Avenue, Suite 800 - #4012, Las Vegas NV 89102. Odyssey, and Prevacus are referred to collectively herein as the “Parties”.

WHEREAS, Odyssey is a publicly traded company focused on developing and commercializing medical products, including pharmaceutical and medical devices (the “Business”);

WHEREAS, Odyssey desires to obtain an Option to purchase certain assets from Prevacus; and

WHEREAS, Prevacus desires to provide Odyssey an Option and Prevacus desires to sell its interest in the assets, and Odyssey desires to purchase one hundred percent of the assets upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

Section 1.1 Option to Purchase the Assets.

On, and subject to, the terms and conditions of this Agreement, upon the Effective Date, Prevacus shall grant Odyssey the right to purchase one hundred percent of the assets at any time during the Term of this agreement. Odyssey shall purchase and acquire from Prevacus, free and clear of all Encumbrances, one hundred percent of Prevacus’ right, title and interest, in and to the following assets, properties and rights (collectively, the “Assets”):

a)      The worldwide and USPTO Patents to PRV-001; and

b)      The Enantiomer as described in the Purchased Assets.

If Odyssey chooses to Exercise the Option on either of the Assets, the Parties will enter into an asset purchase agreement on similar terms and conditions as the Asset Purchase Agreement dated March 1, 2021. The Parties shall complete for the purchase within ninety (90) days of Odyssey Exercising the Option.

Section 1.3  Consideration for the Option and for the Assets.

a)      Option Purchase Price. As consideration for the Option to acquire the Assets, upon the Effective Date Odyssey shall grant Prevacus one million (1,000,000) shares of Odyssey common stock. The Parties will execute a Stock Purchase Agreement and Odyssey will instruct its transfer agent to put the shares in book entry form for Prevacus.

b)      Asset Purchase Price.. The Parties agree that the compensation Odyssey will pay to Prevacus for one hundred percent (100%) of PRV-001 will be two million (2,000,000) shares of Odyssey stock and the consideration for the enantiomer will be one million (1,000,000) shares of Odyssey Stock. The total purchase price will be net of any equity paid to purchase the Option.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PREVACUS

Prevacus hereby represents and warrants to Odyssey that and except as set forth in the disclosure schedule delivered by Prevacus to Odyssey and attached hereto and made a part hereof (the “Prevacus Disclosure Schedule”). Such warranties and representation shall be true as of the date of execution of this option, and on the date of closing on the purchase of the Assets contemplated in the Option. Prevacus represents and warrants:

Section 2.1 Organization.

Prevacus is duly incorporated, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted.

Section 2.2 Authority Relative to this Agreement and Related Matters.

Prevacus has all necessary personal or corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery by Prevacus of this Agreement and the consummation by Prevacus of the transactions contemplated hereby (the “Transactions”) have been duly authorized by all necessary corporate action on the part of Prevacus. This Agreement has been duly executed and delivered by Prevacus and, assuming the due authorization, execution and delivery hereof by Odyssey, no further action or approval, corporate or otherwise, is required in order to constitute this Agreement as a valid and binding obligation of Prevacus enforceable in accordance with its terms.

Section 2.3 No Conflict; Required Filings and Consents.

The execution and delivery of this Agreement by Prevacus does not, and the consummation by Prevacus of the Transactions will not, (a) conflict with or violate the certificate of incorporation or bylaws, each as amended to date, of Prevacus, (b) conflict with or violate any Law or Order applicable to Prevacus or by which Prevacus or any of its properties is bound, (c) result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, or result in the creation of an Encumbrance on any of the Purchased Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation to which Prevacus is a party or by which Prevacus or any of its properties is bound, or (d) require Prevacus to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except (i) as set forth in Section 2.3 of the Prevacus Disclosure Schedule, or (ii) for any filings required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

Section 2.5 Purchased Assets.

Prevacus owns beneficially and of record all right, title, and interest in and to all Purchased Assets. There is no Action that is pending or, to the knowledge of Prevacus, threatened that challenges the rights of Prevacus in respect of any Purchased Assets or the validity, enforceability, or effectiveness thereof. Prevacus has not received any written communication alleging that it has infringed the Intellectual Property rights of any third party and there are no Actions that are pending or, to the knowledge of Prevacus, threatened against Prevacus with respect thereto. To the knowledge of Prevacus, there is no unauthorized use, infringement, or misappropriation of the Purchased Assets by any third party and there is no Action that is pending or threatened by Prevacus with respect thereto. Notwithstanding anything to the contrary, this representation shall not limit or restrict the transfer to Odyssey pursuant to this Agreement of all rights, title, and interest in and to the Purchased Assets owned by Prevacus throughout the world; provided, however, that Prevacus does not represent, warrant, or covenant that any rights in or to the Purchased Assets exist anywhere outside of the United States of America.

Section 2.6 Customary Representations, Warranties, and Covenants in the Asset Purchase Agreement.

Prevacus covenants to include in the final Asset Purchase Agreement, the customary Representations, Warranties, and Covenants such as the Asset Purchase Agreement for PRV-002.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ODYSSEY

Odyssey hereby represents and warrants to Prevacus that, except as set forth in the disclosure schedule delivered by Odyssey to Prevacus and attached hereto and made a part hereof (the “Odyssey Disclosure Schedule”). Such warranties and representation shall be true as of the date of execution and the date of Closing:

Section 3.1 Organization.

Odyssey is duly incorporated, validly existing and in good standing under the laws of the state of Nevada and has the requisite corporate power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted.

Section 3.2 Authority Relative to this Agreement and Related Matters.

Odyssey has all necessary corporate power and authority, as the case may be, to enter into this Agreement and to carry out each of its respective obligations hereunder. The execution and delivery by Odyssey of this Agreement and the consummation by the Odyssey of the Transactions have been duly authorized by all necessary corporate action on the part of the Odyssey. This Agreement has been duly executed and delivered by the Odyssey, and, assuming the due authorization, execution, and delivery hereof by Prevacus, constitutes the legal, valid, and binding obligation of the Odyssey, enforceable against each the Odyssey in accordance with its terms.

Section 3.3 No Conflict; Required Filings and Consents.

The execution and delivery of this Agreement by Odyssey does not, and the consummation of the Transactions will not, (a) conflict with or violate the organizational or governing documents of Odyssey and/or Odyssey, (b) conflict with or violate any Law or Order applicable to Odyssey or by which Odyssey or any of their respective properties is bound, (c) result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation to which Odyssey is a party or by which Odyssey or Odyssey or any of their respective properties is bound, or (d) require Odyssey or Odyssey to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except (i) as set forth in Section 3.3 of the Odyssey Disclosure Schedule, or (ii) for any filings required pursuant to the Exchange Act.

ARTICLE IV

COVENANTS OF PREVACUS

Section 4.1 Conduct of Prevacus During the Term.

Prevacus shall not, during the Term, do any of the following without the prior written consent of Odyssey:

(a) take or fail to take, or agree to take or fail to take, any action which would make any representation or warranty made by Prevacus herein untrue or incorrect in any material respect as of the date of this Agreement or the date of the Closing;

(b) sell, lease, license, encumber, transfer or otherwise dispose of any Purchased Assets; and

(c) agree to do any of the foregoing.

Section 4.2 Notification of Certain Events.

Prevacus shall give prompt notice to Odyssey if any of the following occurs after the date of this Agreement: (i) there has been a material failure of Prevacus to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (ii) receipt by Prevacus of any material notice or other communication from any Governmental Authority in connection with the Transactions; (iii) the occurrence of an event which would cause a condition in Section 7.2 not to be satisfied; or (iv) the commencement or threat, in writing, of any Action against Prevacus, or any of its properties, with respect to the Transactions and/or any of the Purchased Assets. No such notice to Odyssey shall have any effect on the determination of whether or not any of the conditions to Closing or to the consummation of the Transactions have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

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ARTICLE V

COVENANTS OF ODYSSEY

Section 5.1 Representations and Warranties.

Odyssey covenants and agrees that, except as otherwise contemplated by this Agreement or unless Prevacus shall give its prior written consent, Odyssey shall not, between the date of this Agreement and the Closing Date or the earlier termination of this Agreement, take or fail to take, or agree to take or fail to take, any action which would make any representation or warranty made by Odyssey herein untrue or incorrect in any material respect.

ARTICLE VI

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 6.1 Commercially Reasonable Efforts.

(a) Upon the terms and subject to the conditions hereof, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions and to vest in Odyssey (and any transferee of Odyssey) good and marketable title to the Purchased Assets, including obtaining all consents, waivers, authorizations and approvals from Governmental Authorities and other third parties required for the consummation of the Transactions.

(b) From time to time after Odyssey Exercises the Option, at the request of Odyssey (or any transferee of Odyssey) and at such requesting party’s expense, and without further consideration, Prevacus agrees on its own behalf, as well as on behalf of its subsidiaries, affiliates, successors, assigns and legal representatives, to execute and deliver to Odyssey any further documents or instruments and perform any further acts that may reasonably be deemed necessary to vest, record, perfect, support and/or confirm the rights herein conveyed, or intended so to be, to Odyssey (and any transferee of Odyssey) with respect to the Purchased Assets, including without limitation such assignments, agreements and limited powers of attorney as may be needed for recording or effectuating the transfer of the Purchased Assets in the United States. Nothing herein shall be deemed a waiver by Odyssey of its right to receive at the Closing an effective assignment of such rights by Prevacus as otherwise set forth in this Agreement. Without limiting the generality of the foregoing, Prevacus shall execute and deliver to Odyssey or obtain for delivery to Odyssey, at the request of Odyssey and at Odyssey’s expense, and without further consideration, any documents required to update record title to the owned Purchased Assets to reflect Odyssey (and any transferee of Odyssey) as the record owner in each jurisdiction in which such Purchased Assets exists. At the request of Odyssey and at Odyssey’s expense, and without further consideration, Prevacus shall reasonably cooperate with Odyssey (and any transferee of Odyssey) in connection with the registration of the Purchased Assets in jurisdictions outside of the United States.

Section 6.2 Public Announcements.

Each of the Parties agrees that a press release or announcement concerning this Agreement or the Transactions can be issued. Any public announcement by Prevacus must be approved by Odyssey in writing prior to such public announcement. Such release or announcement may also be required by applicable Law or the rules or regulations of any securities exchange.

ARTICLE VII

CONDITIONS

Section 7.1 Conditions to Obligations of Each Party.

The respective obligations of each Party to consummate the Transactions shall be subject to the condition that no Governmental Authority shall have enacted, issued, promulgated, enforced, initiated, or entered any Law or Order (whether temporary, preliminary, or permanent) that is then in effect and has the effect of making the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions. Further, Prevacus will deliver the assets free of all liens and indemnify Odyssey of any lien or proposed or threatened lien.

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Section 7.2 Additional Conditions to Obligations of Odyssey.

The obligation of Odyssey to consummate the Transactions shall also be subject to the satisfaction or waiver (where permissible), on or prior to the Closing Date, of each of the following conditions:

(a) The representations and warranties of Prevacus set forth in Article II of this Agreement (i) that are qualified by the words “material” or “material adverse effect” shall be true and correct in all respects on and as of the Closing Date as if made on and as of such date and (ii) that are not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except in any such case (x) for changes contemplated by this Agreement and by the Prevacus Disclosure Schedule, and (y) to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall remain true and correct (in all material respects, as the case may be) as of such date.

(b) Prevacus shall in all material respects have performed or complied with each obligation and covenant to be performed or complied with by Prevacus hereunder on or prior to the Effective Date, including the deliveries under Section 1.4(b).

(c) Odyssey shall have received a certificate of Prevacus, dated the Effective Date, signed by an officer of Prevacus, to the effect that the conditions specified in Sections 7.2(a) and (b) have been satisfied.

ARTICLE VIII

TERM AND TERMINATION

Section 8.1 Termination.

This Agreement may not be terminated at any time except:

(a) By mutual written consent of Odyssey and Prevacus;

(b) by either Prevacus or Odyssey, if the Option has not been Exercised within one hundred eighty (180) days after he Effective Date.

(c) by either Prevacus or Odyssey if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order that is, in each case, then in effect and is final and non-appealable and has the effect of making the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, any such Law or Order to have been enacted, issued, promulgated, enforced or entered;

Section 8.2 Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no liability on the part of any Party hereto or any of their respective Affiliates or the directors, officers, partners, members, managers, employees, agents or other representatives of any of them, and all rights and obligations of each Party hereto shall cease, except that nothing herein shall relieve any Party from liability for any breach of this Agreement committed before such termination.

ARTICLE IX

INDEMNIFICATION PROVISIONS

Section 9.1 Prevacus Indemnification Obligation.

Prevacus agrees that, from and after the Closing, it shall indemnify, defend and hold harmless Odyssey and their respective officers, directors, Affiliates, partners, members, managers, employees, agents and other representatives (“Odyssey Indemnified Parties”) from and against any damages, claims, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) (each, a “Liability” and, collectively, “Liabilities”) incurred by any of the foregoing Persons arising out of (a) any misrepresentation in or breach of any representation or warranty of Prevacus contained in Article II of this Agreement and/or (b) any breach of any covenant or agreement of Prevacus contained in this Agreement, and/or (c) any action, suit, litigation, proceeding at law or in equity, arbitration or governmental investigation against, or threatened against, Odyssey relating to any pre-Closing matter regarding the Purchased Assets, except in all cases to the extent any Liabilities arise out of any breach of the Odyssey's representations, warranties, covenants or agreements set forth in this Agreement.

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Section 9.3 Procedures for Indemnification for Third Party Claims.

For purposes of this Article IX, any Party entitled to be indemnified under Article IX is referred to herein as an “Indemnified Party,” and any Party obligated to provide indemnification under Article IX is referred to herein as an “Indemnifying Party.” The obligations and liabilities of the Parties under this Article IX with respect to, relating to or arising out of claims of third parties (individually, a “Third Party Claim” and, collectively, the “Third Party Claims”) shall be subject to the following terms and conditions:

(a) The Indemnified Party shall give the Indemnifying Party prompt written notice of any Liability regarding which it seeks indemnification. In the event a Liability is the result of a Liability asserted against the Indemnified Party by a third-party to this Agreement (a “Third Party Claim”), the Indemnifying Party may undertake the defense of that claim by representatives chosen by it with the written consent of the Indemnified Party, which consent may not be unreasonably withheld, conditioned or delayed, provided, that, in such event, the Indemnified Party will have the right to participate in such defense through counsel of its own choice. Any such notice of a Liability shall identify with reasonable specificity the basis for the indemnification claimed, the facts giving rise to the Liability and the amount of the Liability (or, if such amount is not yet known, a reasonable estimate of the amount of the Liability). The Indemnified Party shall make available to the Indemnifying Party copies of all relevant documents and records in its possession at the expense of the Indemnifying Party. Failure of an Indemnified Party to give prompt notice shall not relieve the Indemnifying Party of its obligation to indemnify, except to the extent that the failure to so notify materially prejudices the Indemnifying Party’s ability to defend such claim against a third party.

(b) If the Indemnifying Party, within ten (10) days after notice from the Indemnified Party of any such Liability, notifies the Indemnified Party in writing of its election not to, or fails to, assume the defense thereof in accordance with Section 9.3(a) of this Agreement, the Indemnified Party shall have the right (but not the obligation) to undertake the defense of the Liability. Any failure on the part of the Indemnifying Party to notify the Indemnified Party within the time period provided above regarding its election shall be deemed an election by the Indemnifying Party not to assume and control the defense of the Liability.

(c) Anything in this Section 9.3 to the contrary notwithstanding, the Indemnifying Party shall not, and does not have any authority to, without the prior written consent of the Indemnified Party, settle or compromise any Liability or consent to the entry of judgment which does not include as an unconditional term thereof the unconditional release of the Indemnified Party, or consent to the entry of judgment with respect thereto, any Liability regarding which it has delivered notice of a claim for indemnification to the Indemnifying Party, without first obtaining the written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed). An Indemnifying Party shall be deemed to have consented to a settlement, compromise, payment or judgment by the Indemnified Party if it does not respond to written notice from the Indemnified Party seeking such consent within ten (10) days after delivery of such notice to the Indemnifying Party.

Section 9.4 Indemnification Limitations.

(a) Time Limits On Indemnification. No claim on account of a breach or inaccuracy of a representation or warranty shall be made after the expiration of the survival periods referred to in Section 10.1 of this Agreement. Notwithstanding the foregoing, if a written claim or written notice is given under Article IX with respect to any representation or warranty prior to the expiration of its survival period, the claim with respect to such representation or warranty shall continue until such claim is finally resolved.

(b) Limitations on Damages.

(i) In no event shall Prevacus be liable for indemnification pursuant to Section 9.1(a) unless and until the aggregate of all Liabilities which are incurred or suffered by the Odyssey Indemnified Parties exceeds $50,000 (the “Basket”), in which case the Odyssey Indemnified Parties shall be entitled to indemnification for all such Liabilities including the Basket (subject to Section 9.4(b)(ii)). In no event shall Odyssey be liable for indemnification pursuant to Section 9.2(a) unless and until the aggregate of all Liabilities which are incurred or suffered by the Prevacus Indemnified Parties exceeds the Basket, in which case the Prevacus Indemnified Parties shall be entitled to indemnification for all such Liabilities including the Basket (subject to Section 9.4(b)(ii)).

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(ii) Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Prevacus pursuant to Section 9.1(a) shall not exceed (1) the amount of money actually paid to and received by the Prevacus from the Odyssey and Odyssey or their Affiliates pursuant to the terms of this Agreement and any of the Agreements attached as Exhibits hereto as of the date the notice of requested indemnification is delivered to the Prevacus, less (2) any amounts of money currently due the Prevacus from the Odyssey, Odyssey or their Affiliates pursuant to the terms of this Agreement and any of the Agreements attached as Exhibits hereto. For purposes of this provision, the right to purchase Odyssey stock at its par value or the shares, if purchased, shall be valued at the greater of its book value or its then current market price.

(iii) Notwithstanding anything to the contrary contained in this Agreement or otherwise, no Party to this Agreement shall be liable to any Indemnified Party for any special, incidental, punitive, consequential or similar damages except, in the event a Third-Party Claim results in a judgment against an Indemnified Party by the third-party claimant, then such damages shall be included in the amount of indemnification due the Indemnified Party.

Section 9.5 Exclusive Remedy.

The remedies provided in this Article IX shall be the sole and exclusive remedies of the Parties with respect to the matters arising from or related to this Agreement or the Transactions, except that nothing herein shall prevent a Party from seeking specific performance pursuant to Section 10.9, subject to the provisions thereof, including with respect to the obligations in Section 6.1.

ARTICLE X

GENERAL PROVISIONS

Section 10.1 Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt) or (b) one Business Day following the day sent by nationally-recognized overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision).

(a)	if to Odyssey:

Odyssey Health, Inc.

2300 West Sahara Avenue, Suite 800 - #4012

Las Vegas NV 89102

Attention: Michael Redmond

With copy to:

Joshua D. Brinen, Esq.

Brinen & Associates, LLC

90 Broad Street, Tenth Floor

New York, New York 10004

jbrinen@brinenlaw.com

(b) Prevacus

Jake VanLandingham.

with a copy to:

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Any notice or other communication that has been given or made as of a date that is not a Business Day shall be deemed to have been given or made on the next succeeding day that is a Business Day.

Section 10.3 Headings.

The headings contained in this Agreement and the disclosure schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the disclosure schedules. Unless the context of this Agreement otherwise requires, words of any gender are deemed to include each other gender and words using the singular or plural number also include the plural or singular number, respectively.

Section 10.4 Entire Agreement.

This Agreement, together with the exhibits and schedules attached hereto, constitutes the entire agreement, and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof. There are no agreements, commitments, promises, or representations that are not contained herein.

Section 10.5 Assignment: Parties in Interest.

This Agreement and any rights or obligations hereunder can be assigned by any Party without the prior written consent of the other Party. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under this Agreement, other than Article IX hereof (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

Section 10.6 Governing Law; Consent to Jurisdiction.

This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Nevada applicable to contracts executed in and to be performed entirely in that State, without regard to conflicts of Laws principles thereof to the extent that the general application of the Laws of another jurisdiction would be required thereby.

Section 10.7 Counterparts.

This Agreement may be executed and delivered (including by facsimile transmission or .pdf) in one or more counterparts, and by the Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 10.8 Severability.

In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

Section 10.9 Specific Performance.

The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties further agree that each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

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Section 10.10 Fees and Expenses.

All fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring the same, regardless of the termination, if any, of this Agreement pursuant to Section 8.1. Notwithstanding the foregoing, in the event the Parties engage in litigation relating to or arising out of this Agreement or the performance thereof, the Parties agree that the Court shall be asked to determine which Party is the prevailing Party to the proceeding or proceedings, and the non-prevailing Party or Parties shall, jointly and severally, be liable to the prevailing Party in the amount of all reasonable attorney’s fees, court costs, and all other expenses, incurred by the prevailing Party to the proceeding in addition to any other relief to which the prevailing Party may be entitled.

Section 10.11 Amendment.

This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Odyssey, Odyssey, and Prevacus.

Section 10.12 Waiver.

At any time prior to the Closing Date, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Parties hereto. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

ARTICLE XI

CERTAIN DEFINITIONS

For purposes of this Agreement, the term:

“Action” shall have the meaning ascribed to it in Section 2.4.

“Affiliate” of a Person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. “Agreement” shall have the meaning ascribed to it in the preamble.

“Business Day” means any calendar day which is not a Saturday, Sunday or federal holiday.

“Odyssey” shall have the meaning ascribed to it in the Preamble.

“Odyssey Disclosure Schedule” shall have the meaning ascribed to it in the preamble to Article III.

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Data” means all information gathered in the use or operation of any of the Purchased Assets that identifies or describes an individual or an individual’s record of behavior or action, including without limitation, name, telephone, postal address, phone number, email, date of birth, gender, or any other information identifiable to a specific person, including “personal health information” as that term is defined in the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended, to the extent such information exists as of the Closing Date.

“Encumbrance” means any charge, claim, community property interest, condition, easement, covenant, warrant, demand, encumbrance, equitable interest, lien, mortgage, option, purchase right, pledge, security interest, right of first refusal or other right of third parties or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

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“Exchange Act” shall have the meaning ascribed to it in Section 2.3.

“Effective Date” shall mean the date in the preamble.

“Governmental Authority” means any United States federal, state or local government, governmental, regulatory or administrative authority, agency, self-regulatory body, instrumentality or commission, and any court, tribunal or judicial or arbitral body (including private bodies) and any political or other subdivision, department or branch of any of the foregoing.

“Indemnified Party” shall have the meaning ascribed to it in Section 9.3.

“Indemnifying Party” shall have the meaning ascribed to it in Section 9.3.

“Intellectual Property” means all United States and foreign intellectual property and all other similar proprietary rights, including all (i) patents and patent applications, including Provisionals, continuations, continuations-in-part, reissues, reexaminations and extensions thereof and counterparts claiming priority therefrom; utility models; invention disclosures; and statutory invention registrations and certificates; (ii) registered, pending and unregistered trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, domain names, Internet sites and web pages; and registrations and applications for registration for any of the foregoing, together with all of the goodwill associated therewith; (iii) registered copyrights, and registrations and applications for registration thereof; rights of publicity; and copyrightable works; (iv) all inventions and design rights (whether patentable or unpatentable) and all categories of trade secrets as defined in the Uniform Trade Secrets Act, including business, technical and financial information; and (v) confidential and proprietary information, including know-how.

“Prevacus’s Knowledge” shall have the meaning ascribed to it in Section 2.6.

“Laws” means any federal, state or local statute, law, rule, ordinance, code or regulation of any Governmental Authority.

“Liability” and, collectively, “Liabilities” shall have the meaning ascribed to it in Section 9.1.

“Order” shall have the meaning ascribed to it in Section 2.4.

“Outside Date” shall have the meaning ascribed to it in Section 8.1(b).

“Parties” shall have the meaning ascribed to it in the preamble.

“Patent(s) means: The USPTO Patent

“Permitted Encumbrance” means: (i) statutory liens for Taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith by appropriate proceedings; (ii) mechanics’, materialmen’s, carriers’, warehousemen’s or similar statutory liens for amounts not yet due or being diligently contested in good faith in appropriate proceedings; and (iii) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity.

“Purchase Price” shall have the meaning ascribed to it in Section 1.3.

“Purchased Assets” shall have the meaning ascribed to it in Section 1.1.

“Prevacus” shall have the meaning ascribed to it in the Preamble.

“Prevacus Disclosure Schedule” shall have the meaning ascribed to it in the preamble to Article II.

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“Subsidiary” means any Person with respect to which a specified Person directly or indirectly (A) owns a majority of the equity interests, (B) has the power to elect a majority of that Person’s board of directors or similar governing body, or (C) otherwise has the power, directly or indirectly, to direct the business and policies of that Person.

“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, equity interests, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers’ duties, tariffs and similar charges.

“Terminating Odyssey Breach” shall have the meaning ascribed to it in Section 8.1(e).

“Terminating Prevacus Breach” shall have the meaning ascribed to it in Section 8.1(d).

“Third Party Claim” and, collectively, “Third Party Claims” shall have the meaning ascribed to it in Section 9.3.

“Transactions” shall have the meaning ascribed to it in Section 2.2.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first written above.

PREVACUS:

By:	/s/Jake VanLandingham
Name:	Jake VanLandingham
Title:	President

ODYSSEY:

By:	/s/J. Michael Redmond
Name:	J. Michael Redmond
Title:	President

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